Exhibit 99.1

LifeLock Announces 2014 Second Quarter Results

Record quarterly revenue of $115.7 million, up 29% year-over-year

Q2 cumulative ending members of approximately 3.39 million, up 23% year-over-year

Q2 monthly average revenue per member of $10.99, up 8% year-over-year

TEMPE, AZ (July 30, 2014) – LifeLock, Inc. (NYSE: LOCK), an industry leader in identity theft protection, today announced financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights:

•	Revenue: Total revenue was $115.7 million for the second quarter of 2014, up 29% from $89.5 million for the second quarter of 2013. Consumer revenue was $109.3 million for the second quarter of 2014, up 32% from $82.6 million for the second quarter of 2013. Enterprise revenue was $6.4 million for the second quarter of 2014, compared with $6.9 million for the second quarter of 2013.

•	Net Loss: Net loss was $2.8 million for the second quarter of 2014, compared with net loss of $2.1 million for the second quarter of 2013. Net loss per diluted share was $0.03 for the second quarter of 2014 based on 92.5 million weighted-average shares outstanding, compared with net loss per diluted share of $0.02 for the second quarter of 2013 based on 87.5 million weighted-average shares outstanding.

•	Adjusted Net Income: Adjusted net income was $4.6 million for the second quarter of 2014, compared with an adjusted net income of $3.2 million for the second quarter of 2013. Adjusted net income per diluted share was $0.05 for the second quarter of 2014 based on 97.9 million weighted-average shares outstanding, compared with an adjusted net income of $0.03 per diluted share for the second quarter of 2013 based on 94.9 million weighted-average shares outstanding.

•	Adjusted EBITDA: Adjusted EBITDA was $6.7 million for the second quarter of 2014, compared with $4.6 million for the second quarter of 2013.

•	Cash Flow: Cash flow from operations was $27.7 million for the second quarter of 2014, leading to free cash flow of $24.0 million after taking into consideration $3.7 million of capital expenditures. This compares with cash flow from operations of $20.8 million and free cash flow of $18.4 million, after taking into consideration $2.4 million of capital expenditures, for the second quarter of 2013.

•	Balance Sheet: Total cash and marketable securities at the end of the second quarter of 2014 was $216.0 million, up from $191.2 million at the end of the first quarter of 2014.

“Our business performed strongly again in the second quarter,” said Todd Davis, LifeLock’s Chairman and CEO. “In addition, we launched a significant expansion of our product portfolio that we believe will provide additional value for our members, further differentiating our products in the market and expanding our lead versus our competitors in the legacy credit monitoring space.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2014 & Recent Business Highlights:

•	Launched the next evolution in our service suite with the release of LifeLock Standard, LifeLock Advantage, and LifeLock Ultimate Plus. With our LifeLock Ultimate Plus offering, LifeLock is now the only identity theft company that can monitor across its network to provide alerts across a more complete cross-section of consumers’ financial lives including credit cards, checking, savings, and investment accounts.

•	Recorded the 37th consecutive quarter of sequential growth in revenue and cumulative ending members.

•	Added approximately 304,000 gross new members in the second quarter of 2014 and ended the quarter with approximately 3.39 million members.

•	Achieved a retention rate of 87.2% for the second quarter of 2014, compared with 87.4% for the second quarter of 2013.

•	Increased monthly average revenue per member to $10.99 for the second quarter of 2014 from $10.18 for the second quarter of 2013.

Guidance:

As of July 30, 2014, we are initiating guidance for our third quarter of 2014 as well as updating our guidance for the full year 2014.

•	Third Quarter 2014 Guidance: Total revenue is expected to be in the range of $119 million to $121 million. Adjusted net income per share is expected to be in the range of $0.14 to $0.15 based on approximately 100 million fully diluted weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of $16 million to $17 million.

•	Full Year 2014 Guidance: Total revenue is expected to be in the range of $466 million to $471 million. Adjusted net income per share is expected to be in the range of $0.44 to $0.48 based on approximately 99 million fully diluted weighted-average shares outstanding and a cash tax rate of 5%. Adjusted EBITDA is expected to be in the range of $52 million to $56 million. Free cash flow is expected to be in the range of $80 million to $84 million.

Conference Call Details:

•	What: LifeLock second quarter 2014 financial results.

•	When: Wednesday, July 30, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 407-3982, and for international callers dial (201) 493-6780. Callers may provide confirmation number 13586017 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.lifelock.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers dial (858) 384-5517 and enter access code 13586017.

About LifeLock

LifeLock, Inc. (NYSE:LOCK) is a leading provider of proactive identity theft protection services for consumers and fraud and risk solutions for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide some peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, Inc., a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws, including statements regarding the expansion of our product portfolio, and our expected total revenue, adjusted net income per share, adjusted EBITDA, and free cash flow for the third quarter of 2014 and for fiscal year 2014. These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with our ability to maintain profitability on an annual basis; our ability to protect our customers’ confidential information; our ability to maintain and enhance our brand recognition and reputation; the competitive nature of the industries in which we conduct our business; our ability to maintain access to data sources; our ability to retain our existing customers and attract new customers; our ability to improve our services and develop and introduce new services with broad appeal; our ability to maintain existing and secure new relationships with strategic partners; the effects of laws, regulations, and enforcement; the outcome of any litigation or regulatory proceeding; our ability to protect our intellectual property and not infringe on the intellectual property of others; and other “Risk Factors” set forth in our most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release is included in the filings we make with the SEC from time to time, including our Form 10-K for the year ended December 31, 2013, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Copies of these documents may be obtained by visiting our Investor Relations website at http://investor.lifelock.com/ or the SEC’s website at www.sec.gov.

We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including adjusted net income, adjusted net income per share, adjusted EBITDA, and free cash flow. We calculate adjusted net income as net income (loss) excluding amortization of acquired intangible assets, share-based compensation, income tax benefits and expenses resulting from changes in our deferred tax assets, and acquisition related expenses. Historically, in calculating adjusted net income, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will only include those items of income and expense in our reconciliation of adjusted net income for period-over-period comparisons. We calculate adjusted net income per share by dividing our adjusted net income by the weighted-average diluted shares outstanding. We calculate adjusted EBITDA as net income (loss) excluding depreciation and amortization, share-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses. Historically, in calculating adjusted EBITDA, we also excluded changes in fair value of warrant liabilities and changes in fair value of embedded derivatives in the periods in which those items occurred. We do not currently have any warrant liabilities or embedded derivatives. Accordingly, we will only include those items of income and expense in our reconciliation of adjusted EBITDA for period-over-period comparisons. We define free cash flow as net cash provided by (used in) operating activities less net cash used in investing activities for acquisitions of property and equipment.

We have included adjusted net income, adjusted net income per share, and adjusted EBITDA in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

We have included free cash flow in this press release because we believe it typically presents a more conservative measure of cash flow as purchases of property and equipment are necessary components of ongoing operations. We believe that this non-GAAP financial measure is useful in evaluating our business because free cash flow reflects the cash surplus available to fund the expansion of our business after payment of capital expenditures relating to the necessary components of ongoing operations. We also believe that the use of free cash flow provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although adjusted net income, adjusted EBITDA, and free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled adjusted net income per share guidance to net income per share guidance or adjusted EBITDA guidance to net income guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, change in fair value of warrant liabilities, change in fair value of embedded derivatives, other income and expenses, depreciation expense, amortization of intangible assets, acquisition expenses, or income tax (benefit) expense, which are reconciling items between net income (loss) and adjusted net income and net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Media Contact:

Kelley Bonsall

Media@lifelock.com

415-767-7749

Investor Relations Contact:

Greg Kleiner

ICR for LifeLock

Investor.relations@lifelock.com

480-457-5000

LifeLock, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Consumer revenue	$109,338	$82,574	$210,333	$157,667
Enterprise revenue	6,375	6,946	12,966	13,947

Total revenue	115,713	89,520	223,299	171,614
Cost of services	29,536	25,227	59,603	49,031

Gross profit	86,177	64,293	163,696	122,583
Costs and expenses:
Sales and marketing	58,774	43,248	115,621	85,041
Technology and development	13,524	10,370	26,672	19,394
General and administrative	16,329	10,900	30,301	20,323
Amortization of acquired intangible assets	2,231	1,966	4,462	3,932

Total costs and expenses	90,858	66,484	177,056	128,690

Loss from operations	(4,681)	(2,191)	(13,360)	(6,107)
Other income (expense):
Interest expense	(88)	(79)	(175)	(146)
Interest income	56	26	116	46
Other	(6)	—	(17)	(4)

Total other expense	(38)	(53)	(76)	(104)

Loss before provision for income taxes	(4,719)	(2,244)	(13,436)	(6,211)
Income tax benefit	(1,919)	(179)	(5,467)	(29)

Net loss	$(2,800)	$(2,065)	$(7,969)	$(6,182)

Net loss per share:
Basic	$(0.03)	$(0.02)	$(0.09)	$(0.07)
Diluted	$(0.03)	$(0.02)	$(0.09)	$(0.07)
Weighted-average common shares outstanding used in computing net loss per share:
Basic	92,471	87,533	92,189	87,089
Diluted	92,471	87,533	92,189	87,089

LifeLock, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$166,650	$123,911
Marketable securities	49,385	48,688
Trade and other receivables, net	12,087	10,906
Deferred tax asset, net	18,585	13,117
Prepaid expenses and other current assets	8,426	6,961

Total current assets	255,133	203,583
Property and equipment, net	20,604	16,504
Goodwill	159,342	159,342
Intangible assets, net	42,751	47,213
Deferred tax asset, net – non-current	34,796	34,796
Other non-current assets	1,307	1,812

Total assets	$513,933	$463,250

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,748	$2,422
Accrued expenses and other liabilities	42,638	34,926
Deferred revenue	148,817	119,106

Total current liabilities	196,203	156,454
Other non-current liabilities	5,927	4,640

Total liabilities	202,130	161,094
Commitments and contingencies
Stockholders’ equity:
Common stock	92	91
Additional paid-in capital	487,240	469,636
Accumulated other comprehensive loss	(6)	(18)
Accumulated deficit	(175,523)	(167,553)

Total stockholders’ equity	311,803	302,156

Total liabilities and stockholders’ equity	$513,933	$463,250

LifeLock, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(7,969)	$(6,182)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,165	6,360
Share-based compensation	12,521	6,261
Provision for doubtful accounts	300	95
Amortization of premium on marketable securities	732	—
Deferred income tax benefit	(5,468)	(212)
Other	2	4
Changes in operating assets and liabilities:
Trade and other receivables	(2,189)	(3,244)
Prepaid expenses and other current assets	(1,465)	(470)
Other non-current assets	505	432
Accounts payable	2,052	(134)
Accrued expenses and other liabilities	7,828	3,179
Deferred revenue	29,711	25,089
Other non-current liabilities	1,288	2,408

Net cash provided by operating activities	46,013	33,586

Investing activities
Acquisition of property and equipment	(7,662)	(3,652)
Purchases of marketable securities	(19,662)	—
Maturities of marketable securities	18,990	—

Net cash used in investing activities	(8,334)	(3,652)

Financing activities
Proceeds from share-based compensation plans	5,501	5,753
Payments for employee tax withholdings related to restricted stock	(441)	—

Payments for debt issuance costs	—	(440)

Net cash provided by financing activities	5,060	5,313

Net increase in cash and cash equivalents	42,739	35,247
Cash and cash equivalents at beginning of period	123,911	134,197

Cash and cash equivalents at end of period	$166,650	$169,444

Share-Based Compensation

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of services	$489	$206	$832	$412
Sales and marketing	1,309	386	2,203	719
Technology and development	1,942	824	3,915	1,339
General and administrative	3,306	2,121	5,571	3,791

Total share-based compensation	$7,046	$3,537	$12,521	$6,261

Key Financial and Operating Metrics

(in thousands except percentages and per member data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Consumer revenue	$109,338	$82,574	$210,333	$157,667
Enterprise revenue	6,375	6,946	12,966	13,947

Total revenue	$115,713	$89,520	$223,299	$171,614
Adjusted net income	$4,560	$3,226	$3,546	$3,799
Adjusted EBITDA	$6,669	$4,635	$7,326	$6,514
Free cash flow	$23,962	$18,424	$38,351	$29,934
Cumulative ending members	3,388	2,760	3,388	2,760
Gross new members	304	230	648	480
Member retention rate	87.2%	87.4%	87.2%	87.4%
Average cost of acquisition per member	$183	$175	$169	$165
Monthly average revenue per member	$10.99	$10.18	$10.90	$10.00
Enterprise transactions	54,547	48,325	107,256	106,808

Reconciliation of GAAP to Adjusted Results

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$86,177	$64,293	$163,696	$122,583
Share-based compensation	489	206	832	412

Adjusted gross profit	$86,666	$64,499	$164,528	$122,995

Reconciliation of Sales and Marketing Expenses to Adjusted Sales and Marketing Expenses
Sales and marketing expenses	$58,774	$43,248	$115,621	$85,041
Share-based compensation	(1,309)	(386)	(2,203)	(719)

Adjusted sales and marketing expenses	$57,465	$42,862	$113,418	$84,322

Reconciliation of Technology and Development Expenses to Adjusted Technology and Development Expenses
Technology and development expenses	$13,524	$10,370	$26,672	$19,394
Share-based compensation	(1,942)	(824)	(3,915)	(1,339)

Adjusted technology and development expenses	$11,582	$9,546	$22,757	$18,055

Reconciliation of General and Administrative Expenses to Adjusted General and Administrative Expenses
General and administrative expenses	$16,329	$10,900	$30,301	$20,323
Share-based compensation	(3,306)	(2,121)	(5,571)	(3,791)

Adjusted general and administrative expenses	$13,023	$8,779	$24,730	$16,532

Reconciliation of Loss from Operations to Adjusted Income from Operations
Loss from operations	$(4,681)	$(2,191)	$(13,360)	$(6,107)
Share-based compensation	7,046	3,537	12,521	6,261
Amortization of acquired intangible assets	2,231	1,966	4,462	3,932

Adjusted income from operations	$4,596	$3,312	$3,623	$4,086

Reconciliation of Net Loss to Adjusted Net Income
Net loss	$(2,800)	$(2,065)	$(7,969)	$(6,182)
Amortization of acquired intangible assets	2,231	1,966	4,462	3,932
Deferred income tax benefit	(1,917)	(212)	(5,468)	(212)
Share-based compensation	7,046	3,537	12,521	6,261

Adjusted net income	$4,560	$3,226	$3,546	$3,799

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of Diluted Shares to Adjusted Diluted Shares
Diluted shares	92,471	87,533	92,189	87,089
Dilutive securities excluded due to net loss available for distribution	5,471	7,341	6,318	7,633

Adjusted diluted shares	97,942	94,874	98,507	94,722

Reconciliation of Net Loss per Diluted Share to Adjusted Net Income per Diluted Share
Net loss per diluted share	$(0.03)	$(0.02)	$(0.09)	$(0.07)
Adjustments to net loss	0.08	0.06	0.13	0.12
Adjustments to diluted shares	—	(0.01)	—	(0.01)

Adjusted net income per diluted share	$0.05	$0.03	$0.04	$0.04

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(2,800)	$(2,065)	$(7,969)	$(6,182)
Depreciation and amortization	4,304	3,289	8,165	6,360
Interest expense	88	79	175	146
Interest income	(56)	(26)	(116)	(46)
Other expense	6	—	17	4
Income tax benefit	(1,919)	(179)	(5,467)	(29)
Share-based compensation	7,046	3,537	12,521	6,261

Adjusted EBITDA	$6,669	$4,635	$7,326	$6,514

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$27,697	$20,791	$46,013	$33,586
Acquisitions of property and equipment	(3,735)	(2,367)	(7,662)	(3,652)

Free cash flow	$23,962	$18,424	$38,351	$29,934